Amendment to Employment Agreement

     AMENDMENT dated as of February 28, 1997, to Employment Agreement, dated as of February 23, 1993, as amended, by and between Candie's, Inc., a Delaware corporation (the "Company" or "Employer") and Neil Cole (the "Executive").

                               W I T N E S S E T H


     WHEREAS, the Executive is currently the Company's Chairman of the Board, Chief Executive Officer and President; and

     WHEREAS, the Company and Executive entered into an Employment Agreement dated as of February 23, 1993 which was subsequently amended on March 5, 1995 (the "Agreement"); and

     WHEREAS, the Executive has assumed additional responsibilities on behalf of the Company and the Company wishes to extend the term of the Executive's employment with the Company pursuant to the Agreement beyond the term currently provided by the Agreement and provide for the increases in the Executive's compensation as provided therein; and

     WHEREAS, the Company and Executive desire to amend the terms of the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employer and Executive hereby agree as follows:

          1. Section 1 of the Agreement is hereby amended to provide that the Company agrees to employ the Executive as its President and Chief Executive Officer for a period expiring on February 29, 2000.

          2. Section 3(a)(i) of the Agreement is hereby amended to provide that Employer shall pay to Executive a Base Salary of $400,000 per annum for the period from March 1, 1997 to February 28, 1998, $450,000 from March 1, 1998 through February 28, 1999 and $500,000 from March 1, 1999 through February 29, 2000.

          3. All provisions in the Agreement with respect to the "Salary Adjustment" as set forth in Section 3(a)(ii) of the Agreement have no further force or effect.

          4. All capitalized terms used in this amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement. All of the other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date first written above.

                                            CANDIE'S, INC.

                                            By:  /s/ Lawrence O'Shaughnessy
                                               ------------------------------
                                                     Name:
                                                     Title:Executive VP


                                                 /s/ Neil Cole
                                               ------------------------------
                                                     Neil Cole



                                       -2-